                                                                       EXHIBIT 2










                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  May 14, 1999

                                      AMONG

                               UNITED FOODS, INC.,

                                 PICTSWEET LLC,

                                       AND

                              UF ACQUISITION CORP.




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                                TABLE OF CONTENTS

ARTICLE 1--THE MERGER..............................................................................................1
         Section 1.1  Company Actions..............................................................................1
         Section 1.2  The Merger...................................................................................1
         Section 1.3  Effective Time...............................................................................2
         Section 1.4  Closing......................................................................................2
         Section 1.5  Directors and Officers of Surviving Corporation..............................................2
         Section 1.6  Certificate of Incorporation.................................................................2
         Section 1.7  Bylaws.......................................................................................2

ARTICLE 2--CONVERSION OF SECURITIES................................................................................2
         Section 2.1  Conversion of Capital Stock..................................................................2
                  (a)  Purchaser Common Stock......................................................................2
                  (b)  No Effect on Parent-Owned Stock.............................................................3
                  (c)  Cancellation of Treasury Stock..............................................................3
                  (d)  Conversion of Shares and Dissenting Shares..................................................3
         Section 2.2  Surrender of Certificates....................................................................3
                  (a)  Paying Agent................................................................................3
                  (b)  Surrender Procedures........................................................................3
                  (c)  Transfer Books; No Further Ownership Rights in the Shares...................................4
                  (d)  Termination of Fund; No Liability...........................................................4
                  (e)  Lost, Stolen or Destroyed Certificates......................................................4
         Section 2.3  Dissenting Shares............................................................................5
         Section 2.4. Withholding Taxes............................................................................5

ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................................5
         Section 3.1  Corporate Existence and Power................................................................5
         Section 3.2  Corporate Authorization......................................................................6
         Section 3.3  Governmental Authorization...................................................................6
         Section 3.4  Non-Contravention............................................................................6
         Section 3.5  Capitalization...............................................................................6
         Section 3.6  Company Subsidiaries and Other Equity Interests..............................................7
         Section 3.7  Disclosure Documents.........................................................................7

ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..................................................8
         Section 4.1  Corporate Existence and Power................................................................8
         Section 4.2  Capitalization...............................................................................8
         Section 4.3  Corporate Authorization......................................................................8
         Section 4.4  Governmental Authorization...................................................................8
         Section 4.5  Non-Contravention............................................................................8
         Section 4.6  Disclosure Documents.........................................................................9
         Section 4.7  Finders' and Bankers' Fees...................................................................9



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
         Section 4.8  Solvency Matters.............................................................................9
         Section 4.9 Litigation....................................................................................9
         Section 4.10  Other Agreements............................................................................9
         Section 4.11  No Resale...................................................................................9

ARTICLE 5--COVENANTS..............................................................................................10
         Section 5.1  Interim Operations of Company...............................................................10
         Section 5.2  Access to Information.......................................................................12
         Section 5.3  Other Potential Bidders.....................................................................12
         Section 5.4  Notices of Certain Events...................................................................12
         Section 5.5  Voting of Shares............................................................................12
         Section 5.6  Director and Officer Liability..............................................................13
         Section 5.7  Best Efforts................................................................................13
         Section 5.8  Certain Filings.............................................................................13
         Section 5.9  Public Announcements........................................................................13
         Section 5.10  Financing..................................................................................13
         Section 5.11  Stockholders' Meeting......................................................................14
         Section 5.12  Further Assurances.........................................................................15
         Section 5.13  Resignations of Directors..................................................................15

ARTICLE 6--CONDITIONS TO THE MERGER...............................................................................15
         Section 6.1  Conditions to the Obligations of Each Party.................................................15
         Section 6.2  Additional Conditions to the Obligations of Parent and Purchaser............................16
         Section 6.3  Additional Conditions to the Obligations of Company.........................................17

ARTICLE 7--TERMINATION............................................................................................18
         Section 7.1  Termination.................................................................................18
         Section 7.2  Effect of Termination.......................................................................19

ARTICLE 8 -- MISCELLANEOUS........................................................................................19
         Section 8.1  Definitions.................................................................................19
                  "Affiliate".....................................................................................19
                  "Agreement".....................................................................................19
                  "Business Combinations Act".....................................................................19
                  "Certificate of Merger".........................................................................19
                  "Class A Common Stock"..........................................................................19
                  "Class B Common Stock"..........................................................................19
                  "Code"..........................................................................................19
                  "Company Common Stock"..........................................................................19
                  "DGCL"..........................................................................................19
                  "Exchange Act"..................................................................................20
                  "Expenses"......................................................................................20
                  "GAAP"..........................................................................................20
                  "Governmental Authority"........................................................................20
                  "Law"...........................................................................................20


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
                  "Lien"..........................................................................................20
                  "Material Adverse Effect".......................................................................20
                  "Order".........................................................................................20
                  "Permitted Financing Terms".....................................................................20
                  "Person"........................................................................................20
                  "Preferred Stock"...............................................................................20
                  "Purchaser Common Stock"........................................................................21
                  "SEC"...........................................................................................21
                  "Special Committee".............................................................................21
                  "Surviving Corporation".........................................................................21
                  "Jim Tankersley Family".........................................................................21
                  "Tankersley Group"..............................................................................21
         Section 8.2  Notices.....................................................................................22
         Section 8.3  Survival of Representations and Warranties..................................................23
         Section 8.4  Enforcement of Agreement....................................................................23
         Section 8.5  Amendments;  Written  Waivers...............................................................23
         Section 8.6  Expenses....................................................................................24
         Section 8.7  Successors and Assigns......................................................................24
         Section 8.8  Governing Law...............................................................................24
         Section 8.9  Severability................................................................................24
         Section 8.10  Captions...................................................................................24
         Section 8.11  Interpretations............................................................................24
         Section 8.12  Counterparts; Effectiveness................................................................25
         Section 8.13  Gender and Number..........................................................................25


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of May 14, 1999, by and among UNITED FOODS, INC., a Delaware corporation ("Company"), PICTSWEET LLC, a Delaware limited liability company ("Parent"), and UF ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                                    RECITALS:

A. The Board of Directors of the Company has approved and deemed it fair, advisable and in the best interests of the Company's Stockholders other than the Jim Tankersley Family, Parent, Purchaser or any of their affiliates (the "Public Stockholders") to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions").

B. The Board of Directors of the Company has determined to recommend the Agreement and the Transactions for approval and adoption by Company's stockholders ("Stockholders") at a duly called meeting of the Stockholders.

C. The Board of Directors of Purchaser, and the Board of Directors of Parent, have approved, and deem it fair, advisable and in the best interests of their respective stockholders and members, to consummate the acquisition of Company by Parent upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                              ARTICLE 1--THE MERGER

         Section 1.1 Company Actions. The recommendation referred to in Recital B may be withdrawn, modified or amended by the Board of Directors of Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary duties to Stockholders after consultation with counsel and the Special Committee and its counsel.

         Section 1.2 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Purchaser shall be merged with and into Company (the "Merger") and the separate corporate existence of Purchaser shall thereupon cease; and (b) Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the DGCL and as provided herein. Without limiting the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Company and Purchaser shall vest in Surviving Corporation, and all debts, liabilities, and duties of Company and Purchaser shall become debts, liabilities and duties of Surviving Corporation.



                                       1
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         Section 1.3 Effective Time. Subject to the terms and conditions of this
Agreement, as soon as practicable after satisfaction or waiver of the conditions set forth in Article 6, Parent, Purchaser and Company will cause a Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and Company may agree) with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware, or such later time as is agreed upon by the parties and specified in the Certificate of Merger (such time, the "Effective Time").

         Section 1.4 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof (the "Closing Date"), at the corporate offices of Company, unless another date or place is agreed to in writing by the parties hereto.

         Section 1.5 Directors and Officers of Surviving Corporation. The directors and the officers of Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of Surviving Corporation, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation (including that provided herein), or removal in accordance with applicable law, the Certificate of Incorporation and the Bylaws of Company.

         Section 1.6 Certificate of Incorporation. The Certificate of Incorporation of Company in effect at the Effective Time shall be the Certificate of Incorporation of Surviving Corporation, until amended, in accordance with applicable law.

         Section 1.7 Bylaws. The Bylaws of Company in effect at the Effective Time shall be the Bylaws of Surviving Corporation, until amended, in accordance with applicable law.

                       ARTICLE 2--CONVERSION OF SECURITIES

         Section 2.1 Conversion of Capital Stock. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock (including shares of Class A Common Stock and Class B Common Stock, and shares of the Company's Class A Common Stock issuable as a result of any conversion of Class B Common Stock into Class A Common Stock, the "Shares") or holders of any shares of Purchaser Common Stock:

         (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock (including all Shares that are owned by Parent ("Parent-Owned Shares")) shall be converted into and become one fully paid and non-assessable share of Class B Common Stock of Surviving Corporation.



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         (b) No Effect on Parent-Owned Stock. All Parent-Owned Shares shall continue to remain issued and outstanding and shall not be converted into the right to receive the Merger Consideration.

         (c) Cancellation of Treasury Stock. All Shares that are owned by the Company as treasury stock immediately prior to the Effective Time ("Treasury Shares") shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (d) Conversion of Shares and Dissenting Shares. Each issued and outstanding Share (other than Parent-Owned Shares, the Treasury Shares, and the Dissenting Shares) shall be converted into the right to receive $3.50 in cash, payable by Surviving Corporation to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the Certificate formerly representing such Share in the manner provided in
         Section 2.2. Subject to and in accordance with Section 2.3, each issued and outstanding Dissenting Share shall be converted into the right to receive payment of the fair value of such Dissenting Share as determined in accordance with the DGCL, from Surviving Corporation to the holder thereof. From and after the Effective Time, all of such Shares and Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist in all respects, and each holder of a Certificate formerly representing any such Share or Dissenting Share shall cease to have any rights with respect thereto, except for the rights to receive the foregoing payments.

         Section 2.2  Surrender of Certificates.

         (a) Paying Agent. At or prior to the Effective Time, Parent shall designate a bank reasonably acceptable to Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent"), and Parent shall, or Parent shall cause Surviving Corporation to, make available to the Paying Agent funds sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of the Shares entitled to payment of the Merger Consideration pursuant to Section 2.1(d). Such funds shall be invested by the Paying Agent as directed by Parent or Surviving Corporation, and interest thereon shall be paid to Surviving Corporation.

         (b) Surrender Procedures. As used herein, the term "Certificate" means a stock certificate which immediately prior to the Effective Time represented outstanding Shares. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate formerly representing Shares that were converted pursuant to Section 2.1(d) into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying




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         Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued to the holder of the Certificate with respect to the cash payable upon the surrender of the Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this
         Section 2.2. The right of any Stockholder to receive the Merger Consideration shall be subject to Section 2.4.

         (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of Company (except for those owned by Parent or Purchaser). From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares (other than Parent-Owned Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law.

         (d) Termination of Fund; No Liability. At any time following twelve months after the Effective Time, Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof, with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to such Laws (i.e., the Surviving Corporation shall be obligated to pay the Merger consideration for particular Shares only once), even after the delivery by the Paying Agent to the Surviving Corporation of any funds not previously disbursed to Stockholders, the Surviving Corporation shall continue to be obligated to pay the Merger Consideration to any Stockholder surrendering a Share certificate, and the certificate shall then be canceled.

         (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate for Shares (other than Dissenting Shares and Parent-Owned Shares) shall have been lost, stolen or destroyed, upon




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         the making of an affidavit of that fact by the Person claiming such
         Certificate to be lost, stolen or destroyed (in form and substance satisfactory to Parent) and, if required by Parent, the posting by such Person of a bond (in form, substance and amount satisfactory to Parent) as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.2(b).

         Section 2.3 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Shares held by a holder who has not voted such Shares in favor of the Merger and with respect to which appraisal rights shall have been exercised and perfected in accordance with Section 262 of the DGCL and as of the Effective Time not withdrawn ("Dissenting Shares"), shall be converted at and as of the Effective Time into the right to receive payment from Surviving Corporation of the fair value of such Shares as determined in accordance with
Section 262 of the DGCL, unless and until the holder of such Shares withdraws his demand for such appraisal or becomes ineligible for such appraisal (through failure to perfect or otherwise), in which case, such right to receive payment shall then be converted, as of the Effective Time, into the right to receive payment from Surviving Corporation of the Merger Consideration for such Shares, without interest. Any Dissenting Stockholder who has withdrawn his demand for appraisal shall be treated in the same manner as a non-dissenting Stockholder and have the same rights under Section 2.2 of this Agreement. Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, settle or offer to settle, any such demands.

         Section 2.4. Withholding Taxes. Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger, such amounts as are required to be withheld under the Code, or any applicable Laws or Orders. To the extent that amounts are so withheld by Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Surviving Corporation.

              ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Purchaser that:

         Section 3.1 Corporate Existence and Power. Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation, and has the requisite corporate power and authority necessary to own, operate and lease its properties and assets, and to carry on its business as now being conducted. Company is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary except for any such failure which, taken together with any other such failures, would not reasonably be expected to have a Material Adverse Effect. A correct and complete copy of the Certificate of





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Incorporation and the Bylaws of Company, each as amended through the date hereof, have been made available by Company to Parent.

         Section 3.2 Corporate Authorization. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the
Transactions: (i) are within Company's corporate powers, and (ii) except for the Required Stockholder Approval, have been deemed advisable and have been duly authorized by all necessary corporate action on behalf of Company. This Agreement and the Transactions have been duly approved by the Board of Directors of Company, and at least three-quarters of such Board consisted of continuing directors (as defined in the Certificate of Incorporation of Company), and accordingly the provisions of Article FOURTEENTH, Section A of the Certificate of Incorporation of the Company are not applicable to this Agreement or the Transactions. Company is not governed by, and this Agreement and the Transactions are not subject to, the restrictions on business combinations set forth in the Business Combinations Act. This Agreement constitutes a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 3.3 Governmental Authorization. The execution, delivery and performance by Company of this Agreement and the consummation of the Transactions by Company require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Certificate of Merger in accordance with the DGCL, and (ii) compliance with applicable requirements of the Exchange Act and of applicable state securities laws.

         Section 3.4 Non-Contravention. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the Transactions do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Company, and (ii) assuming compliance with the matters referred to in Section 3.3 and procurement of the Required Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Company or its respective properties or assets, and (iii) except as set forth in EXHIBIT 3.4, do not constitute a breach, violation or default of or under, or give rise to a right to terminate or accelerate, or require a consent under, or create any lien, encumbrance or restriction upon any assets or properties of Company pursuant to, any document, instrument, certificate, agreement, or other arrangement, to which Company is a party, or by which any of its respective properties or assets are bound, which would reasonably be expected to have a Material Adverse Effect.

         Section 3.5 Capitalization. The authorized capital stock of Company consists of 18,000,000 authorized Shares of Company Common Stock (of which 12,000,000 are Class A Common Stock and 6,000,000 are Class B Common Stock), and 10,000,000 authorized shares of Preferred Stock. With respect to Company, (a) 2,617,243 Shares of Class A Common Stock were issued and outstanding as of May 4, 1999, (b) 4,192,686 Shares of Class B Common Stock were issued and outstanding as of May 4, 1999, (c) no Shares of Company Common Stock are held in the treasury of Company, (d)




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no Shares of Company Common Stock are reserved for future issuance pursuant to any stock options, stock incentive, or other stock arrangements or plans , (e) no shares of Preferred Stock are issued and outstanding, (f) no shares of Preferred Stock are held in the treasury of Company, and (g) no shares of Preferred Stock are reserved for future issuance pursuant to any stock options, stock incentive, or other stock arrangements or plans. All outstanding Shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of Company outstanding. Except as set forth above in this Section (and except for any Shares of Class B Common Stock which may have been converted since May 4, 1999 into to an equal number of Shares of Class A Common Stock in accordance with the Certificate of Incorporation of the Company), there are (i) no shares of capital stock or other voting securities of Company authorized, issued or outstanding, (ii) no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Company, or obligating Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Company or securities convertible into or exchangeable for such shares or equity interests, or obligating Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any Shares, or the capital stock of Company, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

         Section 3.6 Company Subsidiaries and Other Equity Interests. Company does not own any material equity interest in any corporation or other Person.

         Section 3.7  Disclosure Documents.

         (a) Each document required to be filed by Company with the SEC in connection with the Transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation the Proxy Statement, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

         (b) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to Stockholders, at the time such Stockholders vote on adoption of this Agreement, and at the Effective Time, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.



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         (c) The representations and warranties contained in this Section 3.7 will not apply to statements or omissions included in any Company Disclosure Documents (including, without limitation, the Proxy Statement) based upon information furnished to Company by Parent or Purchaser specifically for use therein.

        ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser, jointly and severally, represent and warrant to Company that:

         Section 4.1 Corporate Existence and Power. Parent is a limited liability company, and Purchaser is a corporation, and each is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all limited liability company or corporate powers and all governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its formation or incorporation, neither Parent nor Purchaser has engaged in any activities other than in connection with or as contemplated by this Agreement.

         Section 4.2 Capitalization. The authorized capital stock of Purchaser consists of 10,000 shares of common stock, par value $1.00 per share, of which one hundred (100) shares are outstanding as of the Effective Time and are owned, beneficially and of record, by Parent. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid, non-assessable and free of preemptive rights and all liens. All of the members' interests in Parent are owned by the Jim Tankersley Family.

         Section 4.3 Corporate Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated hereby are within the respective corporate (or limited liability company) powers of Parent and Purchaser, and have been duly authorized respectively by all necessary corporate (or limited liability company) action. This Agreement constitutes a legal, valid and binding agreement of Parent and Purchaser, enforceable against each of them in accordance with its terms.

         Section 4.4 Governmental Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Certificate of Merger in accordance with the DGCL, and
(ii) compliance with any applicable requirements of the Exchange Act.

         Section 4.5 Non-Contravention. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated hereby do not and will not (i) contravene or conflict with the respective certificates of formation, certificates of incorporation, bylaws, operating agreements, or other organizational documents of Parent or Purchaser, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Parent or Purchaser or any of their respective properties or assets, and (iii) do not constitute a breach, violation or default of or under, or give rise to a right to terminate or accelerate, or require a consent under, or create any lien, encumbrance or restriction upon any of the respective assets or properties of Parent or Purchaser pursuant to, any document, instrument, certificate, agreement, or other arrangement, to which Parent or Purchaser is a party, or by which any of their respective properties or assets are bound.

         Section 4.6 Disclosure Documents. The information with respect to Parent, Purchaser and their Affiliates that is filed with the SEC or is furnished to Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement at the time the Proxy Statement or any amendment or supplement thereto is first mailed to Stockholders, at the time Stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

         Section 4.7 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Purchaser or their affiliates who might be entitled to any fee or commission from Parent and/or Purchaser or their affiliates in connection with the Transactions or the financing thereof.

         Section 4.8 Solvency Matters. Upon consummation of the Transactions,
(i) the fair value of Surviving Corporation's assets will exceed Surviving Corporation's stated liabilities and identified contingent liabilities, (ii) Surviving Corporation will be able to pay its debts as they become absolute and become due in the usual course of business, and (iii) the capital remaining in Surviving Corporation after consummation of the Transactions will not be unreasonably small for the business in which Surviving Corporation is engaged and is proposed to be engaged following consummation of the Transactions.

         Section 4.9 Litigation. Except as set forth on EXHIBIT 4.9, there are no claims, actions, suits, proceedings or investigations pending or threatened, against Parent or Purchaser or their affiliates, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transaction.

         Section 4.10 Other Agreements. Neither Parent nor Purchaser nor any of their affiliates has any agreement or understanding with any other Stockholder of Company regarding the payment of any consideration of any kind to or for the benefit of any Stockholder in connection with the Transactions, except pursuant to the terms of this Agreement.

         Section 4.11 No Resale. Parent, Purchaser and their Affiliates are acquiring the Shares without any intent to resell the Shares or to sell all or substantially all of the assets of Surviving Corporation, and neither Parent, Purchaser nor any Affiliate of Parent or Purchaser, has received an offer to purchase any or all of the Shares or all or substantially all of the assets of Surviving Corporation. The members of the Jim Tankersley Family will not sell their Shares to a third party prior to, or tender their Shares in, the Transactions; rather, all of the Shares held by the Jim Tankersley Family will be transferred to and held by Parent as of the Effective Date.

                              ARTICLE 5--COVENANTS

         Section 5.1 Interim Operations of Company. From the date hereof until the Effective Time, except as agreed to in writing by Parent, Company shall conduct its business in the ordinary course consistent with past practice and shall use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Parent:

         (a) Company shall not, directly or indirectly: (i) issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of Company or any capital stock or equity interests in any Person owned by it; (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify (except for the issuance of Class A Shares upon conversion of Class B Shares in accordance with the Certificate of Incorporation) the outstanding Shares or Preferred Stock;

         (b) Company shall not: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of Company (except for issuance of Class A Shares resulting from conversions of Class B Shares into Class A Shares in accordance with the Certificate of Incorporation); (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice; (iv) except for the Financing pursuant to the Permitted Financing Terms, incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

         (c) Company shall not, other than in the ordinary course of business:
         (i) grant any increase in the compensation payable or to become payable by Company to any of its executive officers; or (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of Company, grant any severance or termination pay to any officer, director or employee of Company;

         (d) Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

         (e) Company shall not enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with prior practice;

         (f) Company shall not, other than in the ordinary course of business:
         (i) change any of the accounting methods used by it unless required by GAAP; (ii) make any material tax election; (iii) change any material tax election already made; (iv) adopt any material tax accounting method; (v) change any material tax accounting method unless required by GAAP; or (vi) enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

         (g) except for the Financing pursuant to the Permitted Financing Terms and other than in the ordinary course of business, Company shall not:
         (i) incur or assume any long-term debt; (ii) except in the ordinary course of business and consistent with past practice, incur or assume any short-term indebtedness; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iv) make any loans, advances or capital contributions to, or investment in, any other Person (other than customary loans or advances to employees in accordance with past practice); or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

         (h) Company shall not: (i) settle or compromise any material claim, lawsuit, liability or obligation; or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligation, (x) to the extent reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Company on a consolidated basis, (y) incurred in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

         (i) Company shall not take, or agree to commit to take, any action that would make any representation or warranty of Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

         (j) Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2 Access to Information. From the date hereof until the Effective Time, Company will give Parent and Purchaser, and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives (pursuant to appropriate confidentiality agreements) full access to the offices, properties, books and records of Company, will furnish to Parent and Purchaser and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Company's employees, counsel, financial advisors and auditors to cooperate with Parent and Purchaser in their investigation of the business of Company.

         Section 5.3 Other Potential Bidders. Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor, received prior to or after the date of this Agreement, to the same extent permitted by Section 5.2 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Company or any division of Company (any such transaction being referred to herein as a "Competing Transaction"), only if the Special Committee determines, after consultation with counsel and its independent financial advisor, that such action is necessary in light of the fiduciary duties of the Board of Directors to the Public Stockholders. In the event a potential Competing Transaction exists, Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person. Except as set forth above, Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent or Purchaser) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Company.

         Section 5.4 Notices of Certain Events. Each party shall promptly notify the other parties of:

         (a) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

         (b) any occurrence or non-occurrence of any event that would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time;

         (c) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

         (d) any notice or other communication from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.5 Voting of Shares. In any vote of Stockholders with respect to this Agreement and the Transactions, Parent and Purchaser shall vote or cause to be voted all of the shares of Company Common Stock beneficially owned by each such party in favor of the approval and adoption of this Agreement and the Transactions.

         Section 5.6 Director and Officer Liability. For six (6) years, or for the period provided for in the applicable statute of limitations, whichever is longer, from and after the Effective Time, Parent will or will cause Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Company ("Indemnified Persons") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the DGCL or under Company's Certificate of Incorporation and Bylaws in effect on the date hereof. Notwithstanding any provision herein to the contrary, the covenants contained in this Section 5.6 shall survive the Effective Time and the consummation of the Transactions, are intended to benefit the Indemnified Persons, and shall be binding on all successors and assigns of Parent and Surviving Corporation.

         Section 5.7 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions contemplated by this Agreement.

         Section 5.8 Certain Filings. Company, Parent and Purchaser shall cooperate with each other (a) in connection with the preparation of Company Disclosure Documents, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 5.9 Public Announcements. Parent and Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         Section 5.10  Financing

         (a) Parent shall use its best efforts to obtain all financing that is necessary or desirable both to consummate the Transactions and to fund the working capital needs of Surviving Corporation after the Closing (the "Financing"), on terms and conditions substantially in accordance with the Permitted Financing Terms.

         (b) Company shall use its reasonable best efforts to provide assistance to Parent and Purchaser in obtaining the Financing in accordance with the Permitted Financing Terms.

         (c) Parent and Purchaser shall deliver to the Special Committee and Company within fifteen (15) days of the date of this Agreement copies of a written commitment for the Financing on terms substantially in accordance with the Permitted Financing Terms.

         (d) The funds provided by the written commitment(s) delivered by Parent and Purchaser pursuant to subparagraph (c) above will be sufficient to complete the Transactions contemplated hereby. Parent and Purchaser shall use their best efforts to close the financing reflected in any such written commitment(s). Any material change in the commitment(s) so delivered or any new commitment(s) delivered must be approved by the Special Committee, Company and Parent, which approval will not be unreasonably withheld by any party.

         Section 5.11  Stockholders' Meeting. In accordance with applicable Law:

         (a) Company shall duly call, give notice of, convene and hold a special meeting of Stockholders (the "Special Meeting") as soon as reasonably practicable for the purpose of considering and voting upon the approval and adoption of this Agreement and the Transactions, and comply with all legal requirements applicable to such meeting, in order to procure the Required Stockholder Approval;

         (b) Company shall in connection with such meeting, promptly prepare and file (in consultation with Parent) with the SEC a preliminary proxy or information statement, and a Schedule 13E-3 Transaction Statement required pursuant to Section 13(e) of the Exchange Act (a "Schedule 13E-3"), relating to the Transactions and this Agreement and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in such preliminary proxy statement and Schedule 13E-3 and, after consultation with Parent, the Special Committee, and their respective counsel, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or
         Schedule 13E-3 and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to Stockholders, provided that no material amendment or supplement to either the Proxy Statement or Schedule 13E-3 will be made by Company without consultation with Parent, the Special Committee, and their respective counsel, and (y) to obtain the necessary approvals of the Transactions and this Agreement by Stockholders;

         (c) Company shall include in the Proxy Statement the recommendation of the Board of Directors of Company that Stockholders vote in favor of the approval and the adoption of this Agreement and the transactions; and

         (d) Parent, Purchaser and the members of the Jim Tankersley Family shall, in connection with such meeting, promptly prepare and file (in consultation with Company) with the SEC a Schedule 13E-3 relating to the Transactions and this Agreement and use its reasonable best efforts
         (x) to obtain and furnish the information required to be included by the SEC in such Schedule 13E-3 and, after consultation with Company, the Special Committee, and their respective counsel, to respond promptly to any comments made by the SEC with respect to the Schedule 13E-3, provided that no material amendment or supplement to the Schedule 13E-3 will be made by Parent or Purchaser without consultation with Company, the Special Committee, and their respective counsel, and (y) to obtain the necessary approvals of the Transactions and this Agreement by the Jim Tankersley Family.

         Section 5.12 Further Assurances. At and after the Effective Time, the officers and directors of Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Purchaser, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by Surviving Corporation as a result of, or in connection with, the Merger.

         Section 5.13 Resignations of Directors. Each director of Company personally agrees to promptly execute and deliver to Parent, at Parent's request, his resignation as a director of Surviving Corporation as provided herein.

                       ARTICLE 6--CONDITIONS TO THE MERGER

         Section 6.1 Conditions to the Obligations of Each Party. The obligations of Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable
Law:

         (a) this Agreement and the Transactions shall have been approved and adopted at the Special Meeting by (i) a majority of all votes of the outstanding Shares of Company Common Stock entitled to vote thereon, such votes determined in accordance with Article FOURTH, Section C(2) of the Certificate of Incorporation of Company and Section 251(c) of the DGCL, and (ii) a majority of all Shares of Company Common Stock entitled to vote thereon which are actually voted either "for" or "against" such approval and adoption (in item (ii), (x) excluding from such computation all Shares held by any of the Jim Tankersley Family or Parent and (y) counting each Share actually voted as one full vote, regardless of class) (the foregoing two approvals being collectively referred to herein as the "Required Stockholder Approval");

         (b) there are no claims, actions, suits, proceedings or investigations pending or threatened, against Company, Parent or Purchaser, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transactions, or that would result in a Material Adverse Effect, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

         (c) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Transactions shall have been made or obtained;

         (d) at the time of mailing of the Proxy Statement, J.C. Bradford & Co.
         (i) shall have delivered and reaffirmed in writing (to the Special Committee and the Board of Directors of Company, with a copy to Parent) its opinion, originally dated as of January 20, 1999, to the effect that the consideration to be received by the Public Stockholders pursuant to the Merger is fair to such Stockholders from a financial point of view, and (ii) shall not have withdrawn such opinion;

         (e) Parent or Purchaser shall have received and caused the Financing to be closed in accordance with the Permitted Financing Terms, and the proceeds of the Financing shall have been made available for the consummation of the Transactions;

         (f) Parent shall have received all documents it may reasonably request relating to the existence of Company and the authority of Company to enter into this Agreement, all in form and substance reasonably satisfactory to Parent; and

         (g) Parent and Company shall have received or be satisfied that each of them will receive all consents, amendments and approvals contemplated by Sections 3.3 and 3.4, and any other consents of third parties necessary in connection with the consummation of the Merger, if failure to obtain any such consent would have a Material Adverse Effect or violate any Law or Order).

         Section 6.2 Additional Conditions to the Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the Merger are also subject to the satisfaction, at or prior to the time of obtaining the Required Stockholder Approval (after which time the following conditions shall not be conditions to the obligations of Parent and Purchaser), of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

         (a) the number of Shares as to which Company has received demand for appraisal pursuant to Section 262(d)(1) of the DGCL shall not equal or exceed 250,000 Shares;

         (b) Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such time, the representations and warranties of Company contained in this Agreement and in any certificate delivered by Company pursuant hereto shall be true and correct in all material respects, at and as of such time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate signed by an executive officer of Company (who may be the principal financial officer) to the effect of all of the foregoing matters in this subsection (b) and by the principal financial officer of Company to the effect of the matters in the exception clause of this subsection (b);

         (c) no Material Adverse Effect shall have occurred or shall be pending;

         (d) no reasonable basis (including, but not limited to, information from a customer(s) or information available from public or reliable industry sources) exists for Company, Purchaser or Parent to believe that any significant customer(s) for products sold by either division of Company, representing individually ten percent (10%) or more (or representing one of the top three customers [measured by gross sales of that division during the fiscal year ending February 28, 1999 ("fiscal 1999")]), or in the aggregate representing twenty-five percent (25%) or more, of the gross sales of that division during fiscal 1999, will reduce its annual purchases from Company after consummation of the Transactions to a level less than eighty percent (80%) of the amount it purchased from Company during fiscal 1999 (provided, however, that such reasonable basis must be materially different from the state of facts known to Parent and Purchaser at the date of execution of this Agreement;

         (e) Parent shall have received a certificate signed by an executive officer of Company, certifying the foregoing items (a) and (c);

         (f) all of the directors of Company shall have delivered to Parent in writing their resignations as directors of Surviving Corporation, in form attached hereto as EXHIBIT 6.2(F), with such resignations to become effective immediately at 12:01 A.M. of the day next after the Closing Date of the Merger;

         (g) all actions to be taken by Company in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be reasonably satisfactory in form and substance to Parent and Purchaser; and

         (h) The fees to be paid J.C. Bradford & Co. by Company shall not exceed $185,000.00 plus (i) out-of-pocket expenses and (ii) legal fees not to exceed $10,000.00, for its services rendered to the Special Committee.

         Section 6.3 Additional Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by Company to the extent permitted by applicable Law:

         (a) Parent and Purchaser shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Parent and Purchaser contained in this Agreement and in any certificate delivered by Parent or Purchaser pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Company shall have received a certificate signed by the President or any Vice President of each of Parent and Purchaser to the foregoing effect;

         (b) Company shall have received all documents it may reasonably request relating to the existence of Parent or Purchaser and the authority of Parent or Purchaser to enter into this Agreement, all in form and substance reasonably satisfactory to Company; and

         (c) all actions to be taken by Parent or Purchaser in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be satisfactory in form and substance to Company.

                             ARTICLE 7--TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any adoption and approval of this Agreement by Stockholders):

         (a) by mutual written consent of Company and Parent;

         (b) by either Parent or Company, if the Merger has not been consummated by September 30, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either Parent or Company, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Order enjoining Parent or Company from consummating the Transactions is entered and such Order shall become final and nonappealable;

         (d) by either Parent or Company if this Agreement and the Transactions shall fail to be approved and adopted by the Required Stockholder Approval at the Special Meeting called for such purpose, as set forth in Section 6.1(a) above;

         (e) by either Parent or Company, if, consistent with the terms of this Agreement, the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Transactions in a manner adverse to Parent or Purchaser or shall have resolved to do any of the foregoing or the Board of Directors of Company shall have recommended to Stockholders of Company any Competing Transaction or resolved to do so; or

         (f) by Company, if Parent and Purchaser have not delivered to Company within fifteen (15) days of the date of this Agreement copies of a written commitment(s) from a lending institution(s) (which institution the Company determines to be acceptable to it), pursuant to which Financing will be received on terms substantially in accordance with the Permitted Financing Terms.

         Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 8.6 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                           ARTICLE 8 -- MISCELLANEOUS

         Section 8.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

         "Agreement" means this Agreement and Plan of Merger, as the same may be supplemented, modified or amended from time to time.

         "Business Combinations Act" means Section 203 of the DGCL, as amended.

         "Certificate of Merger" means a certificate of merger with respect to the Merger, in compliance with the DGCL.

         "Class A Common Stock" means the Class A common stock, $1.00 par value per share, of Company.

         "Class B Common Stock" means the Class B common stock, $1.00 par value per share, of Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the common stock, $1.00 par value per share, of Company, including both Class A Common Stock and Class B Common Stock.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants and commitment fees and other financing fees and expenses) incurred by Parent, Purchaser or Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and Schedule 13E-3, the solicitation of the shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

         "Law" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

         "Lien" means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

         "Material Adverse Effect" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), prospects, or results of operations of Company considered as a whole (excluding, however, any matter that is the result of any action of any member of the Jim Tankersley Family which could reasonably be construed as intended to provide a basis for termination of the Transactions or of this Agreement).

         "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

         "Permitted Financing Terms" means the obtaining of Financing by Company upon the general terms and conditions set forth in EXHIBIT 8.1 hereto.

         "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Preferred Stock" means the preferred stock, $1.00 par value per share, of Company.

         "Purchaser Common Stock" means the common stock, $1.00 par value per share, of Purchaser.

         "SEC" means the Securities and Exchange Commission.

         "Special Committee" means the committee of the Board of Directors appointed on September 16, 1998 and comprised entirely of directors who are neither members of management of Company nor affiliated with the Tankersley Group, Parent or Purchaser or any Affiliate thereof.

         "Surviving Corporation" means Company as surviving corporation resulting from the Merger.

         "Jim Tankersley Family" means James I. Tankersley, Edna W. Tankersley, Darla T. Darnall, Kelle T. Northern and James W. Tankersley.

         "Tankersley Group" means James I. Tankersley, Edna W. Tankersley, Darla
         T. Darnall, Kelle T. Northern, James W. Tankersley, Julia T. Wells and Daniel B. Tankersley.

The following terms are defined in the following Sections of this Agreement:

              TERM                                   SECTION
              ----                                   -------

         "Certificate"                               2.2(b)
         "Closing"                                   1.4
         "Closing Date"                              1.4
         "Company"                                   Opening Paragraph
         "Company Disclosure Documents"              3.7
         "Competing Transaction"                     5.3
         "Dissenting Shares"                         2.3
         "Effective Time"                            1.3
         "Financing"                                 5.10(a)
         "Merger"                                    1.2
         "Merger Consideration"                      2.1(d)
         "Parent"                                    Opening Paragraph
         "Parent-Owned Shares"                       2.1(a)
         "Paying Agent"                              2.2(a)
         "Proxy Statement"                           5.11(b)
         "Purchaser"                                 Opening Paragraph
         "Public Stockholders"                       Recitals
         "Required Stockholder Approval"             6.1(a)
         "Schedule 13E-3"                            5.11(b)
         "Shares"                                    2.1

         "Stockholders"                              Recitals
         "Special Meeting"                           5.11(a)
         "Surviving Corporation"                     1.2
         "Transactions"                              Recitals
         "Voting Debt"                               3.5

         Section 8.2 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or
(d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Company:

                  United Foods, Inc.
                  Ten Pictsweet Drive
                  Bells, Tennessee 38006-0119
                  Attn: B.M. Ennis, President
                  Telephone: (901) 422-7600
                  Telecopy: (800) 561-8810

         With a copy (which shall not constitute notice) to:

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, Tennessee 37238-2700
                  Attn: James H. Cheek, III
                  Telephone: (615) 742-6200
                  Telecopy: (615) 742-6293

         If to Parent or Purchaser:

                  Pictsweet LLC
                  Ten Pictsweet Drive
                  Bells, Tennessee 38006-0119
                  Attn: James I. Tankersley
                  Telephone: (901) 422-7600
                  Telecopy: (800) 561-8810

         With a copy (which shall not constitute notice) to:

                  Sam D. Chafetz
                  Waring Cox, PLC
                  50 North Front Street
                  Suite 1300
                  Memphis, Tennessee 38103-1190
                  Telephone: (901) 543-8000
                  Telecopy: (901) 543-8036

         Section 8.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement; provided, however, (i) that nothing in this Section 8.3 shall relieve any party from any liability for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination, (ii) the agreements contained in Article 2, in Section 5.6, and in this Section 8.3 hereof shall survive the Effective Time indefinitely, and (iii) the agreements set forth in
Section 8.6 hereof shall survive termination indefinitely.

         Section 8.4 Enforcement of Agreement. Until the Effective Time, the Special Committee shall continue in existence and shall have the right to cause Company to take any action necessary or appropriate to enforce the rights of Company and the obligations of Parent and Purchaser under this Agreement.

         Section 8.5 Amendments; Written Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by Company shall have been approved by the Board of Directors of Company, acting on the recommendation of the Special Committee; and provided, further, that after obtaining the adoption and approval of this Agreement by the Required Stockholder Approval, no such amendment or waiver shall, without further approval in the form of the Required Stockholder Approval, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Public Stockholders.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.6 Expenses. All reasonable Expenses incurred by all parties in connection with this Agreement and the consummation of the Transactions shall be paid by Company if the Merger is consummated. If the Merger is not consummated, Company shall likewise pay all reasonable Expenses incurred by all parties in connection with this Agreement or the Transactions; provided, however, that Company may refuse to pay any expenses incurred by Parent or Purchaser if the failure to consummate the Merger arose from (i) a breach of the terms hereof by either Parent or Purchaser, (ii) a failure to obtain the Required Stockholder Approval or (iii) the number of Dissenting Shares equals or exceeds 250,000 Shares.

         Section 8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Parent of its obligations under this Agreement or prejudice the rights of Stockholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 2.2. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns.

         Section 8.8 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys, as well as the Special Committee and its counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. References to Sections herein shall mean Sections of this Agreement unless otherwise indicated.

         Section 8.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 8.13 Gender and Number. As herein, words of any gender shall include all other genders, and words in the singular shall include the plural, and vice versa, unless the context otherwise requires.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                         UNITED FOODS,  INC.


                                         By: /s/ B.M. Ennis
                                         ---------------------------------------

                                         Name: B.M. Ennis
                                         Title: President



                                         PICTSWEET LLC


                                         By: /s/ James I. Tankersley
                                         ---------------------------------------

                                         Name: James I. Tankersley
                                         Title:  President



                                         UF ACQUISITION CORP.


                                         By: /s/ James I. Tankersley
                                         ---------------------------------------

                                         Name: James I. Tankersley
                                         Title:  President

                                                                     EXHIBIT 3.4

                                    Conflicts

1. Loan Agreement dated April 7, 1993, as amended, with First American National Bank.

2.       Loan Agreement dated January 7, 1997 with Metropolitan Life Insurance
         Company.

3. Consolidation, Renewal and Restatement of Deed of Trust and Security Agreement dated January 30, 1997 with Northwestern National Life Insurance Company.

                                                                     EXHIBIT 4.9

                        Litigation Pending or Threatened

None, except the following:

1. Rolfe Glover vs. United Foods, Inc., James W. Tankersley, Thomas A. Hopper, Jr., Kelle T. Northern, Julia T. Wells, Darla T. Darnall, James I. Tankersley, Carl W. Gruenwald, II, John w. Wilder, B.M. Ennis and Dr. Joseph A. Geary. Chancery Court of the State of Delaware (Newcastle County) (C.A. 17006 NC) filed March 8, 1999 as a Class Action Complaint.

2. Robert I. Strougo vs. James I. Tankersley, Daniel B. Tankersley, B.M. Ennis, James W. Tankersley, Carl W. Gruenwald, II, Julia T. Wells, Darla T. Darnall, Kelle T. Northern, Joseph A. Geary, Thomas A. Hopper, Jr., John S. Wilder, and United Foods, Inc. Chancery Court of the State of Delaware (Newcastle County) (C.A. 17137 NC) filed May 3, 1999 as a Class Action Complaint.

                                                                  EXHIBIT 6.2(f)

                            Resignation of Directors

                               _________ ___, 1999

United Foods, Inc.
Ten Pictsweet Drive
Bells, Tennessee 39006-0119
Attn: James I. Tankersley

         Re: Agreement and Plan of Merger, made as of May 14, 1999 (together with any amendments or supplements thereto, the "Merger Agreement"), by and among UNITED FOODS, INC., a Delaware corporation ("Company"), PICTSWEET LLC, a Delaware limited liability company ("Parent"), and UF ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

Dear Sirs:

         Pursuant to the Merger Agreement, the undersigned persons (the "Directors") do each hereby irrevocably resign their positions as directors of the Company, effective immediately at 12:01 A.M. of the day next after the Closing Date (as defined in the Merger Agreement).

         This instrument may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to be one and the same instrument. It shall not be necessary that any single counterpart bear the signature of all parties hereto. This instrument shall be separately enforceable against each Director when he signs this instrument, and it shall not be necessary for such enforcement that all Directors shall have signed it. Facsimile signatures hereon shall be deemed to be as fully enforceable as original signatures hereon.

                                           Sincerely,

                                           -----------------------------------


                                           -----------------------------------


                                           -----------------------------------


                                           -----------------------------------

                                                                     EXHIBIT 8.1




                            Permitted Financing Terms
                            -------------------------

BORROWER:                     United Foods, Inc. ("United Foods" or "Borrower")

LENDER:                       Unknown ("Lender(s)")

FACILITY:                     $35,000,000 Revolving Line of Credit (Outstanding
                              tied to a borrowing base: 85% of eligible accounts receivable, 60% of eligible inventory.)

MATURITY:                     3 years with the ability to extend the maturity by
                              one year beginning one year from closing.

COLLATERAL:                   Facility is secured by a perfected first priority
                              interest in all of Borrower's accounts receivable and inventory (excluding the accounts receivable and inventory associated with Pictsweet Mushroom
                              Farms.)

INTEREST RATES:               Lender's Index Rate minus .5%.

                              LIBOR + 1.50%.

FEES:

          Commitment Fee:     Payable quarterly in arrears, 0.125% per annum
                              charged on the average unused portion of the Revolving Line of Credit. Standby Letters of
                              Credit will count as "usage".

STANDBY LETTERS OF CREDIT:

           Terms and Fees:    All new Standby Letters of Credit (i) will be
                              issued by the Lender as the Issuing Bank, (ii) will have Maturities equal to the lesser of either
                              364 days or the minimum maturity required by the beneficiary, provided that all new Standby Letter of Credits mature prior to the Maturity of the Revolving Credit Facility, and (iii) will bear a fee equal to 1.25%.

CONDITIONS PRECEDENT:         As customary for facilities of this nature,
                              including but not limited to:

                              - No material adverse change in Borrower's prospects or financial condition at any time prior to closing.

                              - Receipt of documentation listing all material assets belonging to Borrower, and describing all liens and all material litigation.
                              - Receipt of satisfactory opinion from Borrower's counsel.
                              - Receipt of documents certifying that Borrower has the appropriate insurance coverage and appropriate government authorizations (permits, licenses, etc.), and is in compliance with all government laws and regulations, including those specifically relating to environmental issues and to ERISA.
                              - Receipt of corporate resolutions and incumbency certificates for Borrowers, and certifications as to the accuracy of all representations and warranties and absence of any event of default or situation which, with the passage of time, could constitute an event of default.
                              -        Completion of satisfactory loan
                                       documentation and approval by the
                                       Lender's credit approval authorities as
                                       to the final structure of the transaction which has been approved by United Food, Inc.'s Board of Directors.

REPRESENTATIONS AND
      WARRANTIES:             As customary for facilities of this nature,
                              including but not limited to affirmations concerning corporate existence, corporate and governmental authorization, financial information, compliance with laws, including environmental, compliance with ERISA, no material litigation, payment of taxes, full disclosure, ownership and maintenance of assets, including permits, licenses, patents and trademarks, validity of loan documents, and no liens except as acceptable to the Lenders and except those required in the ordinary course of business.

COVENANTS:                    As customary for facilities of this nature,
                              including but not limited to requirements concerning:

               Affirmative Covenants:

                              -        Maintenance of corporate existence,
                                       government authorization (licenses,
                                       permits, etc.), business conduct,
                                       property and insurance.
                              -        Payment of taxes and compliance with
                                       laws.
                              - Maintenance of warehouse agreements and collateral, right of inspection.
                              -        Notice of defaults, adverse changes.
                              - Notice of covenant compliance immediately preceding and immediately following any acquisition.

               Financial Reporting:

                              -        Annual audited consolidated and
                                       reconciled consolidating balance sheets
                                       and income statements and statements of
                                       cash flows for Borrower due within 90
                                       days of fiscal year-end complete with
                                       confirming letter from accountant and
                                       officer's compliance certificate.
                              - Monthly consolidated financial statements for Borrower due within 20 days of each month end.
                              - Borrowing Base Certificate due within 15 days of month end.
                              - Quarterly Certificate of Compliance with all financial covenants, due within 45 days of quarter end.
                              - Annual forecast to include balance sheet, income statement and statement of cash flows, due within 90 days of fiscal year-end.

                  Negative Covenants:

                              -        Prohibitions on any change in business.
                              - Prohibitions against any change in the charter documents or in fiscal year-end.
                              - Limitations on mergers, investments, consolidations, transactions with affiliates, and the sale of assets or collateral.

                  Financial Covenants:

                              -        Working Capital Floor: Minimum
                                       $25,000,000 Calculation:

                                       Calculated annually, Current Assets minus
                                       Current Liabilities

                              -        Tangible Net Worth: Minimum $27,500,000
                                             Calculation:
                                             Calculated quarterly, Tangible Net
                                             Worth at Closing plus 50% of Net
                                             Income or 50% of a Net Loss. Under
                                             no circumstances should TNW fall
                                             below $27,500,000.

                              -        Debt to Equity Ratio: Maximum 3.5:1.0.
                                             Calculation:
                                             Calculated annually, Total
                                             Liabilities divided by Tangible
                                             Net Worth.

EVENTS OF DEFAULT:            As customary for facilities of this nature,
                              including but not limited to requirements concerning:
                              -        Nonpayment of any principal or interest
                                       when due.
                              -        Nonpayment of any other obligations owed
                                       to the Lenders within 10 days of the due date.
                              -        Default by Borrower under any other
                                       agreements for funded debt with a
                                       principal amount in excess of $500,000.
                              -        Misleading, false or incomplete
                                       representations or warranties.
                              -        Breach or failure to observe or perform
                                       any covenant or undertaking contained in the credit agreement, subject to 30 day cure period.
                              -        Any judgment in excess of $500,000
                                       against Borrower not cured, waived or
                                       dismissed within 30 days.
                              -        Any bankruptcy filing or other insolvency
                                       proceeding of Borrower.
                              -        Occurrence of any liability, or
                                       reasonable threat of such liability,
                                       under any employee benefit plan which may have a material adverse effect on Borrower.

EXPENSES:                     Borrower will pay all reasonable fees and expenses
                              of the Lender and its counsel associated with the negotiation and documentation.